UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2015

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On August 19, 2015, Kratos Defense & Security Solutions, Inc. (the "Company") entered into a fourth amendment (the “Fourth Amendment”) to our existing Credit and Security Agreement, dated as of May 14, 2014, as amended, with SunTrust Bank, a Georgia banking corporation, as administrative agent (“SunTrust”) and certain other lenders party thereto (the “Credit Agreement”). Among other things, the Fourth Amendment provides for a modification of the Third Amendment as it relates to when the minimum fixed charge coverage ratio will be measured based upon the Company’s outstanding borrowings. Outstanding borrowings for purposes of computing the applicable minimum fixed charge coverage ratio exclude any letter of credit exposure outstanding of $17,000,000 plus the amount of letters of credit outstanding for the divested Herley Industries, Inc. entities for which a cash deposit held in escrow offsets the amount of such outstanding letters of credit.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Fourth Amendment, a copy of which is furnished as Exhibit 10.1 hereto.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On August 21, 2015, the Company completed the sale to Ultra Electronics Holdings plc, a public limited company formed under the laws of England and Wales and traded on the London Stock Exchange (“Ultra”), and Ultra Electronics Defense Inc. (“Buyer”), a Delaware corporation ultimately owned by Ultra, of the U.S. and U.K. operations of the Company's Electronics Products Division (the "Transaction"). As previously disclosed, pursuant to the terms of the Stock Purchase Agreement the Company entered into on May 31, 2015 with Ultra and Buyer (the “Purchase Agreement”), the Company sold to the Buyer all of the issued and outstanding capital stock of its wholly owned subsidiary Herley Industries, Inc. (“Herley”) and certain of Herley’s subsidiaries, including Herley-CTI, Inc., EW Simulation Technology, Ltd. and Stapor Research, Inc. (collectively, the “Herley Entities”), for $260.0 million in cash plus up to $5.0 million for taxes incurred as part of the Transaction, less a $2.0 million escrow to satisfy any purchase price adjustments and subject to certain working capital adjustments currently estimated as a net reduction of approximately $7.6 million. Under the terms of the Purchase Agreement, a joint 338(h)(10) election will be made for income tax purposes, providing a “step up” in tax basis to Ultra. The Company expects to pay $13.0 million in transaction-related costs, and expects to pay approximately $10.0 million in federal and state income taxes on the sale, resulting in estimated net cash proceeds to the Company of $232.4 million.

Immediately prior to the closing of the transaction, the outstanding shares of the capital stock of (i) General Microwave Corporation, a New York corporation, and its direct and indirect wholly owned subsidiaries General Microwave Israel Corporation, a Delaware corporation, General Microwave Israel (1987) Ltd., an Israeli company, and Herley GMI Eyal Ltd., an Israeli company, (ii) MSI Acquisition Corp., a Delaware corporation and its wholly owned subsidiary Micro Systems, Inc., a Florida corporation, and (iii) Herley-RSS, Inc., a Delaware corporation (collectively, the “Excluded Subsidiaries”), were distributed as a dividend by Herley to the Company and will continue their current operations as wholly owned subsidiaries of the Company.

The Company's 7% Senior Secured Notes (the "Notes") are governed by an Indenture dated May 14, 2014 (the “Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and Wilmington Trust, National Association, as Trustee and Collateral Agent. The terms of the Indenture require that the net cash proceeds from asset dispositions be either utilized to (1) repay or prepay amounts outstanding under the Company’s Credit Agreement unless such amounts are reinvested in similar collateral, (2) make an investment in assets that replace the collateral of the Notes or (3) a combination of both (1) and (2). To the extent there are any remaining net proceeds from the asset disposition after application of (1) and (2), such amounts are required to be utilized to repurchase the Notes at par after 360 days following the asset disposition.

The Company intends to use the proceeds from the Transaction to initiate a repurchase process for up to $175.0 million of the Notes at par, under the terms and conditions of the Indenture, and to pay down the $41.0 million outstanding on the Company’s $110.0 million Credit Agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of             Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the Transaction, Richard Poirier ceased to serve as President of the Company’s Electronic Products Division effective August 22, 2015.

The Company expects to provide Mr. Poirier with the cash bonus and the accelerated vesting of his unvested equity awards (excluding any equity awards tied to the market price of the Company’s common stock) as provided under the terms of his bonus agreement, dated June 1, 2015. Mr. Poirier will also receive the compensation and benefits consistent with the severance provisions set forth in his employment agreement. A copy of Mr. Poirier’s bonus agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on June 2, 2015 and his employment agreement was attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 12, 2015.

Item 8.01    Other Events

On August 24, 2015, the Company issued press releases (1) announcing the closing of the Transaction and (2) announcing that the Company commenced a cash tender offer for up to $175.0 million of the Company’s Notes at par, upon the terms and conditions set forth in the Indenture and the Offer to Purchase and related Letter of Transmittal in connection with the tender offer. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K and the press releases are neither an offer to purchase nor a solicitation of an offer to sell with respect to the Notes. The offer is made only by the Offer to Purchase and the related Letter of Transmittal.

Forward-Looking Statements

Certain statements in the press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s planned use of the proceeds from the Transaction, including the timing and proposed amounts of the Company’s repurchase of its Notes and the Company’s business plans and prospects. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the Company’s management and are subject to significant risks and uncertainty, including risks related to potential adverse reactions or changes to business relationships resulting from the Transaction; unexpected costs, charges, or expenses resulting from the Transaction; litigation or adverse judgments related to the Transaction; the Company’s inability to complete a repurchase of the Notes or the failure to realize interest expense savings from the repurchase or delay in realization thereof; product failure or delays; general economic conditions; and cutbacks in defense spending. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the

Company in general, see the risk disclosures in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Item 9.01    Financial Statements and Exhibits.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference are unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 28, 2014, December 29, 2013, and December 30, 2012, of Kratos Defense & Security Solutions, Inc. to give effect to sale of all the issued and outstanding capital stock of its wholly owned subsidiary Herley Industries, Inc.

The balance sheet and interim consolidated statement of operations required by Item 9.01(b) to this Current Report on Form 8-K are incorporated herein by reference to the unaudited condensed consolidated balance sheet as of June 28, 2015, and the unaudited condensed consolidated statement of operations and comprehensive income (loss) for the six-month period ended June 28, 2015, in each case included in the Kratos Defense & Security Solutions, Inc. Form 10-Q for the quarterly period ended June 28, 2015, filed with the SEC on August 6, 2015.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1#†
Stock Purchase Agreement, dated May 31, 2015, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc., Ultra Electronics Defense Inc. and Ultra Electronics Holdings plc (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2015, filed with the SEC on August 6, 2015).

10.1
Fourth Amendment to Credit and Security Agreement, dated August 19, 2015, among Kratos Defense & Security Solutions, Inc., as Borrower, each of the Credit Parties and Required Lenders party thereto and SunTrust Bank as Agent.

99.1	Press release, dated August 24, 2015
99.2	Press release, dated August 24, 2015
99.3	Unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 28, 2014, December 29, 2013, and December 30, 2012, of Kratos Defense & Security Solutions, Inc.

# Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

†    This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
Date: August 24, 2015
	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1#†
Stock Purchase Agreement, dated May 31, 2015, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc., Ultra Electronics Defense Inc. and Ultra Electronics Holdings plc (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2015, filed with the SEC on August 6, 2015).

10.1
Fourth Amendment to Credit and Security Agreement, dated August 19, 2015, among Kratos Defense & Security Solutions, Inc., as Borrower, each of the Credit Parties and Required Lenders party thereto and SunTrust Bank as Agent.

99.1	Press release, dated August 24, 2015
99.2	Press release, dated August 24, 2015
99.3	Unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 28, 2014, December 29, 2013, and December 30, 2012, of Kratos Defense & Security Solutions, Inc.

# Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

†    This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.